UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

INTELLIGENT PROTECTION MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38717	20-3191847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Jericho Executive Plaza, Suite 400E Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5120

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IPM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2025, Intelligent Protection Management Corp. (the “Company”), Intelligent Protection LLC, a wholly owned subsidiary of the Company (“IPM LLC” and, together with the Company, the “Borrowers”), and Newtek Bank, National Association (“Newtek Bank”), a subsidiary of NewtekOne, Inc. (“Newtek”), entered into that certain business loan agreement and that certain credit agreement and revolving promissory note (together, the “Loan Agreements”), which provide for a secured revolving line of credit to the Borrowers in the maximum amount of $1,000,000 on the terms and conditions set forth in the Loan Agreements (the “Facility”). The obligations of the Borrowers under the Loan Agreements are secured by substantially all of the assets of the Borrowers.

The Facility will mature on April 10, 2026 (the “Maturity Date”), and all outstanding principal amounts and accrued and unpaid interest thereon shall be due and payable on such date unless the Facility is renewed or extended pursuant to the terms of the Loan Agreements. The Facility may be drawn from April 10, 2025 to the Maturity Date. As of the date of this Current Report on Form 8-K (this “Current Report”), no amounts were outstanding under the Facility.

The rate at which borrowings under the Loan Agreements bear interest is determined by applying the applicable monthly periodic rate (the “Monthly Periodic Rate”) to the average daily balance of the Facility multiplied by the number of days in the month. The applicable Monthly Periodic Rate equals (i) the Annual Percentage Rate (defined below) (a) divided by 360, (b) multiplied by 365, and (c) divided by 12 (monthly). The Annual Percentage Rate is subject to change from time to time based on the rate index published by Newtek Bank plus a margin of 2.00%; provided, however, that in no event will the Annual Percentage Rate be less than 6.07%, nor will the Annual Percentage Rate exceed the maximum rate allowed by applicable law (the “Annual Percentage Rate”).

The Loan Agreements contain customary representations, warranties and affirmative covenants. The Loan Agreements also contain customary events of default, including, among other things, nonpayment of principal when due, nonpayment of interest, fees or other amounts after a stated grace period, garnishment, attachment or execution against any material asset owned by the Borrowers, inaccuracy of representations and warranties, violations of covenants, subject in certain cases to negotiated grace periods, certain bankruptcies and liquidations, cross-default and cross-acceleration to material indebtedness, certain unsatisfied judgments, certain adverse changes in the Company’s financial position and any change in ownership of 25% or more of common stock of the Company. If an event of default occurs and is continuing, Newtek Bank would be entitled to take various actions, including requiring the Borrowers to repay all amounts then outstanding under the Loan Agreements.

Barry Sloane, a director of the Company, is the Founder, President, Chairman and Chief Executive Officer of Newtek and the Chairman and Chief Executive Officer of Newtek Bank.

The foregoing description of the Loan Agreements is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Loan Agreements, copies of which are filed as Exhibit 10.1 to Current Report and are incorporated by reference herein.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Business Loan Agreement and Credit Agreement and Revolving Promissory Note, dated April 10, 2025, by and among Intelligent Protection Management Corp., Intelligent Protection LLC and Newtek Bank, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2025

INTELLIGENT PROTECTION MANAGEMENT CORP.

	By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer

2